Exhibit (1)(iii)
                                    AMENDMENT
                                       to
                       AGREEMENT AND DECLARATION OF TRUST
                                       of
                           BRANDES INTERNATIONAL TRUST



         Pursuant  to  ARTICLE  VIII,  Section  4 of the  Declaration  of Trust,
ARTICLE I, Section 1 of the Declaration of Trust is hereby amended to read as follows:
                           Section 1. Name. This Trust shall be known as BRANDES INVESTMENT TRUST and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         IN WITNESS WHEREOF, the undersigned Trustees have executed this Amendment to the Agreement and Declaration of Trust this day of January, 1996.


/s/ DeWitt F. Bowman                                 /s/ Charles H. Brandes
-----------------------------                        ---------------------------
    DeWitt F. Bowman                                     Charles H. Brandes



/s/ Gordon Clifford Broadhead                        /s/ Joseph E. Coberly, Jr.
-----------------------------                        ---------------------------
    Gordon Clifford Broadhead                            Joseph E. Coberly, Jr.



/s/ W. Daniel Larsen                                 /s/ Barry P. O'Neil
-----------------------------                        ---------------------------
    W. Daniel Larsen                                     Barry P. O'Neil